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                                                                       EXHIBIT 2


                           PLEDGE OF STOCK AGREEMENT

       THIS PLEDGE OF STOCK AGREEMENT, is made this 9th day of December, 1997, by Starion International Ltd having a mailing address P.O. Box 5551, Dubai, UAE, (hereinafter referred to as the "Pledgor")

                                  IN FAVOUR OF

       B&I Lending, LLC, a Limited Liability Co. duly organized and validly existing under the laws of the State of Delaware having its principal administrative office located at 3353 Peachtree Road Atlanta, GA 39326, (hereinafter referred to as the "Lender").

                         W  I  T  N  E  S  S  E  T  H:

       WHEREAS, pursuant to a certain Loan Agreement, guaranteed by Pledgor, dated 8/12/1997, executed by and between Lender and Pledgor (hereinafter referred to as the "Loan Agreement", Lender has agreed, subject to the terms and conditions specified therein, to make a loan in an amount of One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars (hereinafter referred to as the "Loan") for the purposes described in the Loan Agreement, including, but not limited to, providing funds to enable Tristar draw down under the asset based line of credit with Bank of New York; and

       WHEREAS, said Loan shall be evidenced by a certain Note executed and delivered to Lender by Obligor under the Loan Agreement in the aggregate principal amount of One Million Five Hundred Thousand and 00/100 ($ 1,500,000.00) Dollars (hereinafter referred to as the "Note"); and

       WHEREAS, as an inducement to Lender to make the Loan to Pledgor, Lender has required that Pledgor enter into and execute this Pledge of Stock Agreement hereby assigning, pledging, conveying and granting to Lender, as collateral security for the payment of all principal, interest and other sums, if any, due and owning under the Note, a continuing Pledge, lien on and security interest in and to all of the right, title and interest of Pledgor with respect to (i) 600,000 shares of the issued and outstanding class of common stock of Tristar Corporation (hereinafter referred to as "Tristar") owned by Pledgor; and

       WHEREAS, all words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Loan Agreement; and

       NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE LOAN AND WITH KNOWLEDGE THAT LENDER WOULD NOT MAKE THE LOAN BUT FOR THE PROMISES OF PLEDGOR HEREUNDER, PLEDGOR BINDING ITSELF AND ITS SUCCESSORS HEIRS, LEGAL REPRESENTATIVES, ADMINISTRATORS AND EXECUTORS, DOES HEREBY PROMISE, COVENANT AND AGREE AS
FOLLOWS:

       1. Pledge. Upon the terms hereof, Pledgor hereby assigns conveys, pledges and grants to Lender a continuing pledge, general lien on and security interest in and to (hereinafter referred to as the "Security Interest") all of the right, title and interest of Pledgor in and to all of the following instruments and property (said instruments and property hereinafter referred to as the "Collateral");

       (i) 600,000 shares of Tristar Corporation common stock owned by Pledgor, represented by Certificate No(s). RCDC 1086, tsar 0156, 0156, 0158 & 0159.
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       (ii)   Intentionally left blank.

       (iii)  Intentionally left blank.

       (iv)   Intentionally left blank.


       (v) Any stock or other securities acquired by Pledgor or Pledgor's designee with respect to, incident to our in lieu of any shares described in subparagraph (i) through (iv) of this Paragraph 1 or with respect to, incident to or in lieu of the Collateral (a) due to any dividend, stock-split, stock dividend or distribution on dissolution, on partial or total liquidation, or for any other reason, (b) in connection with a reduction of capital, capital surplus or paid in surplus, (c) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting the company which has issued the shares described in subparagraph (i) through (iv) of this Paragraph 1;

       (vi) Any subscription or other rights or options issued in connection with any shares described in subparagraph (i) through (iv) of this Paragraph 1, and, if exercised by Pledgor, all new shares or other securities so acquired by Pledgor, which shall immediately be assigned and delivered to Lender and held under the terms of this Pledge of Stock Agreement in the same manner as the shares originally pledged hereunder; and

       (vii) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the shares or other securities and rights and interests described in this Paragraph 1.

       2. Obligations Secured. This Pledge of Stock Agreement and the Security Interest granted hereunder, secure the following described obligations (hereinafter referred to as the "Obligations"):

       (i) Payment and Performance. The payment and performance by Pledgor of all of the liabilities and obligations of the Obligers to Lender under the provisions of the Loan Agreement and/or the Note, including, without limitation, the payment of principal, interest and fees and the Guaranty of said obligations made by the Guarantors; and

       (ii) Costs and Expenses. All sums advanced or expenses or costs incurred by Lender that are made or incurred pursuant to, or permitted by, the terms of the Loan Agreement and/or the Note, plus interest thereon at the rate specified in the Note (or if no rate is specified therein at the maximum lawful rate) from the dates thereof until reimbursed, such costs including, without limitation, all costs incurred by Lender to obtain, preserve and enforce this Pledge of Stock

       Agreement, collect the obligations, and maintain and preserve the Collateral, including specifically, but without limitation, all taxes, assessments, reasonable attorneys' fees, other legal expenses of sale (it being expressly understood that Lender at its option may, but shall not be obligated to Pledgor or any other person to make such advances).

       3. Delivery of Collateral. All certificates, securities or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Lender pursuant to the terms of this Pledge of Stock Agreement, and said delivered Collateral shall be in suitable form for transfer by delivery by or shall be accompanied by duly executed instruments of transfer or assignment in bland, all in form and substance satisfactory to Lender. Lender shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or any of Lender's nominees, any or all of the Collateral, subject only to the revocable
rights specified in Paragraph 7 hereof.   In addition, Lender shall have the
right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

       4.     Representations and Warranties.  Pledgor represents and warrants
to Lender that:  (i) the 600,000   shares of  Tristar Corporation  common stock
owned by Pledgor, are all authorized, issued and outstanding shares of Tristar's common stock. (ii) Intentionally left blank; (iii) Intentionally left
blank; (iv) Intentionally left blank;     (v)   Pledgor is the legal and/or
beneficial owned of the Collateral and that the shares of common stock described in subparagraphs (i) through (vii) of Paragraph 1 of this Pledge of Stock Agreement are share of and are owned and/or controlled by Pledgor; (vi) the Collateral is duly authorized and issued, fully paid, and nonassessable, and all documentary, stamp, or other taxes or fees owning in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and will be hereafter aid by Pledgor as same become due and payable; (vii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (viii) all of the shares of the Collateral are owned or controlled by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof; (ix) there are no restrictions upon the transfer, hypothecation or pledge of any of the shares constituting the Collateral; (x) Pledgor has the right to pledge, transfer and hypothecate the Collateral free of any encumbrances and without obtaining the consent of the other shareholders; (xi) the execution and delivery of this Pledge of Stock Agreement, and the performance of its terms, will not, or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgement, decree, order law, statute, ordinance or other governmental rule or regulation, application to the Pledgor or any of its property; and (xii) upon delivery of the Collateral to Lender, this Pledge of Stock Agreement creates a valid first lien upon and perfected security interest in the Collateral, and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance or agreement purporting to grant any third party a security interest in the property or assets of Pledgor which would include the Collateral.

       5. Covenants. Pledgor further covenants and agrees to do the following, all at its own cost and expense:

       (i) from time to time promptly execute, assign, endorse and deliver to Lender all Collateral which may now or hereafter come into its possession and all proxies, applications, acceptances, stock powers, chattel paper, documents, instruments or other evidences of payment or writing constituting or relating to any of the Collateral, and all such other assignments, certificates, supplemental writings, and financing statements and do all other acts or things as Lender may reasonably request in order to, or more fully to, evidence and perfect the Security Interest;

       (ii) to promptly furnish Lender with any information or writings which Lender may reasonably request concerning the Collateral;

       (iii) to allow Lender to inspect all records of Pledgor relating to the Collateral or to the Obligations, and to make and take away copies of such records during normal business hours;

       (iv) to promptly notify Lender of any material change in any fact or circumstances warranted or represented by Pledgor in this Pledge of Stock Agreement or in any other writing furnished by Pledgor to Lender in connection with the Collateral or the Obligations;

       (v) to promptly notify Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the Security Interest, and at the request of Lender, appear in and defend, at Pledgor's own cost and expenses, any such action or proceedings;

       (vi) to promptly pay to Lender the amount of all court costs and reasonable attorneys' fees incurred by Lender hereunder; and

       (vii) not to permit the issuance of any additional Class common stock of TRISTAR CORP., and to vote against such issuance Pledgor further covenants and agrees that, without the prior express written consent of Lender, Pledgor shall not transfer Pledgor's rights in the Collateral, or permit any of the Collateral to ever be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any lien or encumbrance of any kind, except for presently
       existing liens noted above.    All assignments and endorsements by
       Pledgor shall be in such form and substance as may be satisfactory to Lender.

       (viii) not to permit the issuance of any replacement certificates for any of the Collateral.

       6. Adjustments and Distributions Concerning Collateral. Should the Collateral, or any part thereof, ever be converted in any manner by its issuer into another type of property or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then in any such event (except as provided in Paragraph 7 hereof), all such property, money and other proceeds shall immediately be and become part of the Collateral, and Pledgor covenants to forthwith pay and deliver all money so received to Lender; and, if Lender deems it necessary and so requests, to properly endorse or assign any and all such other proceeds to Lender and to deliver to Lender any and all such other proceeds which require perfection by possession under the Uniform Commercial Code of the State of Texas or other
appropriate jurisdiction (hereinafter referred to as the "UCC").    With
respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favour of Lender, Pledgor will forthwith execute and deliver to Lender whatever Lender shall deem necessary or proper for such purposes.

       7.     Voting Rights; Dividends; Etc.

       (i) So long as no "Event of Default" (as defined in Paragraph 8 hereof) or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing;

              (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge of Stock Agreement, the Loan Agreement and the Note; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Lender's reasonable judgement, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that Pledgor shall give Lender at least five (5) days' prior express written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

              (b) Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Collateral; provided, however, that any and all

                  (1) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                  (2) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                  (3) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to Lender to hold as, Collateral, and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

              (c) Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonable request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (a) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (b) above.

       (ii) Upon the occurrence and during the continuance of any "Event of Default" (as defined in Paragraph 8 hereof) or an event which, with the giving of notice or the lapse of time, or both, would become an Event of
       Default:

              (a) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Paragraph (i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Paragraph (i) shall cease, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

              (b) All dividends and interest payments which are received by Pledgor contrary to the provisions of subparagraph (a) of this Paragraph
       (ii) shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Collateral in the same form as so received (with any necessary endorsement or instrument of transfer).

       8. Default. Pledgor shall be in default under this Pledge of Stock Agreement upon the happening of any of the following events or conditions (hereinafter referred to as an "Event of Default"):

       (i) The occurrence of an "Event of Default" as defined in the Loan Agreement ; and

       (ii) The filing of any financing statement with regard to the Collateral, other than relating to or permitted by this Pledge of Stock Agreement, or the attachment of any additional lien to any portion of the Collateral, for the benefit of any Person other than Lender.

       9. Registration of Collateral in Name of Lender. At any time after the occurrence of an Event of Default Lender, at its option, may have any or all of the Collateral registered in its name or that of its nominee, and Pledgor hereby covenants that, upon Lender's request, Pledgor will cause the issuer of the Collateral to effect such registration. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Collateral shall have been registered in the name of Lender or its nominee, Lender or its nominee shall have, with respect to the Collateral, the right to exercise all voting rights as to all shares subject to the Security Interest and, as to all of the Collateral, all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, but not limited to, the right to exchange any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Collateral, and, in connection therewith, to deliver any of the Collateral to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible to Pledgor or any other person for any failure to do so or delay in doing so. Thereafter, at such times as (i) all Events of Default have been cured, and (ii) there exists no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, then the right to exercise all voting rights with respect to the Collateral shall revert to Pledgor. Upon any sale or other disposition, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including Lender) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives all rights of redemption, stay or appraisal, to the extent permitted by law, which it had or may have under any rule of law or stature now existing or hereafter adopted.

       10. Remedies Upon Default. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which Lender may then have hereunder, under the UCC or otherwise, to the extent permitted by law, Lender may at its option do any one or more of the following, without liability to the Pledgor, except to account for property actually received by
it;   (i)  transfer to or register in its name or the name of its nominees (if the same has not already been done) any of the Collateral with
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or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them or apply them to the Obligations in any order of payment; (ii) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral so registered or transferred, including all rights to conversion exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (iii) insure any of the Collateral; (iv) exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as Lender may determine; (v) in its name or in the name of Pledgor demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage in the name of Pledgor; (vi) make any compromise or settlement deemed advisable with respect to any of the Collateral; (vii) renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Obligations; (viii) take or release any other collateral as security for any of the Collateral or the Obligations; (ix) add or release any guarantor, endorser, surety or other party to any of the Collateral or the Obligations;
(x) reduce its claim to judgement or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure;
(xi) without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Collateral or any part thereof, and may forthwith , or agree to, sell or otherwise dispose of or deliver the Collateral or any part thereof or interest therein, in a commercially reasonable manner, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at Lender's principal administrative office or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral purchase the shares constituting the Collateral for investment without any intention to make any distribution thereof and subject to other restrictions as may be appropriate or necessary under applicable law) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right of Lender or any purchaser to purchase upon any such sale the whole or any part of the Collateral free from any right or equity or redemption in Pledgor, which apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment; (xii) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Lender is entitled to do so under the UCC or otherwise; and (xiii) exercise any and all other rights it may have hereunder or under the UCC or otherwise. Pledgor hereby grants to Lender an irrevocable proxy for the Collateral pursuant to which proxy Lender shall be entitled to vote or consent in its discretion upon the occurrence of an Event of Default and in such event Pledgor agrees to deliver to Lender such further evidence of the grant of such proxy as Lender may request.

       The proceeds of any disposition of the Collateral or other action by the Secured Party shall be applied as set forth in the Note and/or the Loan Agreement.

       Lender shall be under no duty to Pledgor or any other person to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender in this Pledge of Stock Agreement, and shall not be responsible to Pledgor or any other person for any failure to do so or delay in so doing.

       11.    Securities Laws; Consents: Etc.

       (i) Pledgor covenants and agrees that, because of the Securities Act of 1933, as amended (hereinafter referred to as "Securities Act"), or any other laws or regulations, and for other reasons, there may be legal and/or practical restrictions or limitations affecting Lender in any attempt to dispose of all or certain portions of the Collateral and for enforcement of its rights, for these reasons, Lender is hereby authorized by Pledgor, but not obligated, in the event of the occurrence of an Event of Default, to sell all or any part of the Collateral at private sale, subject to investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other laws or regulations, or which will permit the Collateral to be sold in a manner which will not violate any
       applicable laws or regulations,   at the  best price reasonably
       obtainable by Lender at such private sale or other disposition in the
       manner mentioned above.   Pledgor understands that Lender may, in its
       discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were either offered to a large number of potential
       purchasers, or registered and sold in the open market.   Lender agrees
       that such private sales shall be made in a commercially reasonable manner and that Lender has not obligation to delay sale of any Collateral to permit the issuer thereof to register it for public sale
       under any applicable federal or state securities law.   If any consent,
       approval or authorization of any state, municipal or other governmental department agency or authority should be necessary to effectuate any sale or other disposition of all or any part of the Collateral, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

       (ii) In the event that Lender should determine that a sale of the Collateral by private sale, as described in subparagraph (i) of this Paragraph 11, is not in Lender's best interest, then Pledgor shall upon the written request of Lender, at Pledgor's own cost and expense:

              (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done by them all such other acts and things, as may be necessary or, in the opinion of Lender, advisable to register such Collateral under the provisions of the Securities Act, and to use their best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be-furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

              (b) use its best efforts to quality the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Lender;

              (c) use its best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11 (a) of the Securities Act; and

              (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

       Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Lender by reason of the failure by Pledgor to perform and of the covenants contained in this Paragraph 11 and, consequently, agrees that, if Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date Lender shall demand compliance with this Paragraph 11 (which amount shall not exceed the sum owed to Lender under the Note, the Loan Agreement and this Pledge of Stock Agreement).

       12. Notification of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other person entitled under the UCC to notice; provided that, to the extent permitted by law, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice
of any kind.   It is agreed that notice sent or given not less than five (5)
calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this Paragraph 12.

       13. Satisfaction of Obligations. Upon the satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of Lender as provided herein, this Pledge of Stock Agreement shall terminate, and Lender shall deliver to Pledgor, at Pledgor's expenses, such of the Collateral in Lender's possession as shall not have been sold or otherwise applied pursuant to this Pledge of Stock Agreement.

       14. Notices. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telex (answer back received), or first-class certified or registered United States mail, postage prepaid, return receipt requested and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid:

                     If to Pledgor:               STARION INTERNATIONAL
                                                  P.O. BOX 5551
                                                  DUBAI, U.A.E.

                                                  Attn:  Mr. Harrid

                     With a copy to:
                                                  -------------------------

                                                  -------------------------

                                                  -------------------------

                     If to Lender:                B& I Lending, LLC
                                                  3353 Peachtree Road
                                                  Atlanta, GA 30326

                     With a copy to :             Lawson, Davis & Pickren
                                                  285 Peachtree Center Avenue NE
                                                  Suite 2500
                                                  Marquis Two Tower
                                                  Atlanta, GA 30303

                                                  ATTN :  Terry Pickren

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by
the party to whom said notice is addressed.   A failure to send the requisite
copies does not invalidate an otherwise properly sent notice to the Pledgor and/or the Lender.

       15. Lender Appointed Attorney-in Fact. Pledgor hereby appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise from time to time in Lender's discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Pledge of Stock Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of Collateral or any part thereof and to give full discharge for the same.

       16. Reasonable Care. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

       17. Financing Statement. Lender shall have the right at any time to execute and file this Pledge of Stock Agreement as a financing statement, but the failure of Lender to do so shall not impair the validity or enforceability of this Pledge of Stock Agreement.

       18. Successors and Assigns. This Pledge of Stock Agreement shall be binding upon and inure to the benefit of Pledgor and Lender, and their respective successors and, assigns, heirs, legal representatives, administrators and executors; provided, that Pledgor may not, without the prior express written consent of Lender, assign any rights, powers, duties or obligations hereunder.

       19. Remedies Cumulative. The rights and remedies provided herein, the Note, the Loan Agreement and all other agreements, instruments and documents pertaining hereto or thereto (hereinafter collectively referred to as the "Loan Documents"), are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the UCC.

       20. Amendment. This Pledge of Stock Agreement may be amended only by written instrument signed by both parties.

       21. Course of Dealing. No course of dealing between the Pledgor and Lender or any other person, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Lender hereunder or under any of the Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

       22. Invalidity of Any Provision. The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections hereof shall not affect the remaining portions of this Pledge of Stock Agreement, all of which are being
inserted conditionally on their being held legally valid.   In the event that
any one or more of the phrases, sentences, clauses, paragraphs or sections contained herein should be invalid, or should operate to render this Pledge of Stock Agreement invalid, then this Pledge of Stock Agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

       23. Governing Law. This Pledge of Stock Agreement is intended to be performed in the State of Georgia, and the substantive laws of the State of Georgia shall govern the validity, construction, enforcement and interpretation of this Pledge of Stock Agreement, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Georgia.

       24. Assignment Of Collateral by Lender. Lender may assign all or any part of the Obligations and may assign, transfer, or deliver to any transferee of any of the Obligations, any or all of the Collateral, and thereafter Lender shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred or delivered. Such transferee shall be vested with all the powers and rights of Lender hereunder with respect to such Collateral.

       25. Restrictive Legend. Upon the execution of this Pledge of Stock Agreement, the Pledgor shall cause each certificate of the common stock pledged to be endorsed as follows:

       "NOTICE IS HEREBY GIVEN that the sale, assignment, transfer, pledge, or other disposition of the shares of capital stock represented by this certificate are subject to a certain Pledge of Stock Agreement from Starion to B&I Lending, LLC (the "Lender"), a copy of which agreement is on file in the office of the Lender."

       26. Will: Estate: This Pledge of Stock Agreement shall be binding upon the parties, their heirs, legal representatives, successors, and assigns. Each Pledgor in furtherance thereof shall execute a will directing his executor to perform this Pledge of Stock Agreement and to execute all documents necessary to effectuate the purposes of this Pledge of Stock Agreement, but the failure to execute such will shall not affect the rights of the Lender or the obligations of any estate, as provided in this Pledge of Stock Agreement.

       IN WITNESS WHEREOF, Pledgor has caused this Pledge of Stock Agreement to be duly executed, witnessed and delivered, all as of the day and year first above written.


WITNESS:                                   STARION INTERNATIONAL LTD.

                                           JAMNADAS O. SHETH
                                           ----------------------------------
Ambili MP  Sd/-                            JAMNADAS O. SHETH
                                           (Director)

       THIS AGREEMENT HAS BEEN AMENDED AND SHOULD BE READ ALONG WITH THE AMENDMENT.


                                           JAMNADAS O. SHETH
                                           ----------------------------------
STARION INTERNATIONAL LTD.                 JAMNADAS O. SHETH
                                           (Director)


       WHEREAS, Lender acknowledges that it has received from Pledgor all of the shares of capital stock described in Paragraph 1 of this Pledge of Stock Agreement.


                                           B & I LENDING, LLC


                                           By: /s/
                                              -------------------------------
                                           Name:
                                                -----------------------------


                     AMENDMENT TO PLEDGE OF STOCK AGREEMENT

between B&I Financial Inc. and Starion International Ltd., dated 9th December, 1997 ("Main Agreement"),

1.

Add:

"Notwithstanding anything to the contrary in the Main Agreement, B&I shall return back to Starion excess pledged shares remaining after the dues of B&I under the main agreement are satisfied in the event the Pledge is foreclosed".

2.

Amend:

Page 6 Clause 5 (vii) Lines 1 & 2

"In the event Starion votes for issuance of additional common Stock of Tristar Corp, Starion shall restore the Status Quo immediately prior to such issuance in terms of market value of the pledged shares by topping the pledge with additional shares if necessary."

This amendment dated 9/12/1997 forms a part of the Main Agreement and shall be kept attached to it.

sd/-


B&I LENDING INC.                           STARION INTERNATIONAL LTD.

By:/s/                                     By: JAMNADAS ODHAVJI SHETH
   -----------------------------               ------------------------------
Name:                                           Jamnadas Odhavji Sheth
      --------------------------                (Director)